Exhibit 4.4

RIGHTS CERTIFICATE #:		NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED , 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F KING & CO. INC., THE INFORMATION AGENT.

Ikanos Communications, Inc.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Ikanos Communications, Inc.

Subscription Price: $0.41 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON                     , 2014, UNLESS EXTENDED BY IKANOS COMMUNICATIONS, INC.

REGISTERED

        OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Subscription Rights”) set forth above. Each Subscription Right give the holder thereof a basic subscription right that entitles the holder to subscribe for and purchase 1.459707 shares of Common Stock, par value $0.001 per share, of Ikanos Communications, Inc., a Delaware corporation, at a subscription price of $0.41 per share, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Ikanos Communications, Inc. Rights Certificates” accompanying this Rights Certificate. If all of such basic subscription rights are exercised, such holder will be entitled to exercise an over-subscription privilege, subject to the limitations described in the Prospectus.	The Subscription Rights represented by this Rights Certificate may be exercised by completing Section 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Ikanos Communications, Inc. Rights Certificates” that accompany this Rights Certificate.

This Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Ikanos Communications, Inc. and the signatures of its duly authorized officers.

Dated:

President, Chief Executive Officer	Vice President,
and Principal Executive Officer	General Counsel and Secretary

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand:	If delivering by mail or overnight courier:
American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS	FORM 3-DELIVERY TO DIFFERENT ADDRESS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised Subscription Rights or the proceeds of any sale of Subscription Rights to be delivered to an address different from that shown on the face of this Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:
I apply for shares x $ 0.41 = $ (no. of new shares) (subscription price) (amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE	FORM 4-SIGNATURE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Privilege:

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.
I apply for shares x $ 0.41 = $ (no. of new shares) (subscription price) (amount enclosed)
(c) Total Amount of Payment Enclosed = $	Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

METHOD OF PAYMENT (CHECK ONE)
☐ Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”
☐

Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO Ikanos Communications, Inc., with reference to the rights holder’s name.

FORM 5-SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Forms 2 or 3.
Signature Guaranteed:
(Name of Bank or Firm)
By:
FORM 2-TRANSFER TO DESIGNATED TRANSFEREE	(Signature of Officer)
To transfer your Subscription Rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

For value received of the Subscription Rights represented by this Rights Certificate are assigned to:

Social Security #
Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FOR INSTRUCTIONS ON THE USE OF IKANOS COMMUNICATIONS, INC. RIGHTS CERTIFICATES, CONSULT D.F. KING & CO., INC., THE INFORMATION AGENT, AT (877) 478-5044.